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                                                                    Exhibit 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report on the financial statements of CompleTel LLC (and to all references to our Firm) included in or made part of this registration statement.


                                         /s/ Arthur Andersen LLP
Denver, Colorado                        ---------------------------------------
July 7, 2000                            Arthur Andersen LLP